UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2017
Date of Report (Date of Earliest Event Reported)

CFCRE 2016-C6 Mortgage Trust
(Exact name of issuing entity)

Cantor Commercial Real Estate Lending, L.P.
(Exact name of sponsor as specified in its charter)

Société Générale
(Exact name of sponsor as specified in its charter)

CCRE Commercial Mortgage Securities, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-207567-03	27-5333184
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 East 59th Street

New York, New York

(Address of principal executive offices)

(212) 915-1700

Registrant’s telephone number, including area code

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed as of November 22, 2016, with respect to CFCRE 2016-C6 Mortgage Trust. The purpose of this amendment is to replace the agreement previously filed as Exhibit 4.13 to the Form 8-K with the agreement attached hereto as Exhibit 4.1. Effective upon the filing of this Form 8-K/A, Exhibit 4.13 of the Form 8-K is replaced and superseded in its entirety by Exhibit 4.1 to this Form 8-K/A. No other changes have been made to the Form 8-K other than the changes described above.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit 4.1	Amended and Restated Agreement between Noteholders, dated as of February 15, 2017, by and between Wilmington Trust, National Association, as trustee for the benefit of the holders of CFCRE 2016-C6 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C6, as Note A-1 holder, Wilmington Trust, National Association, as trustee for the benefit of the holders of SG Commercial Mortgage Securities Trust 2016-C5, Commercial Mortgage Pass-Through Certificates, Series 2016-C5, as Note A-2 holder, and Société Générale, as initial Note A-3 holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCRE COMMERCIAL MORTGAGE SECURITIES, L.P.
(Registrant)
Date: March 8, 2017
By: /s/ Anthony Orso
Name: Anthony Orso
Title: Principle Executive Officer

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1

Amended and Restated Agreement between Noteholders, dated as of February 15, 2017, by and between Wilmington Trust, National Association, as trustee for the benefit of the holders of CFCRE 2016-C6 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C6, as Note A-1 holder, Wilmington Trust, National Association, as trustee for the benefit of the holders of SG Commercial Mortgage Securities Trust 2016-C5, Commercial Mortgage Pass-Through Certificates, Series 2016-C5, as Note A-2 holder, and Société Générale, as initial Note A-3 holder.

(E)